UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 2, 2011

Williams-Sonoma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109
(Address of principal executive offices)

Registrant’s telephone number, including area code	(415) 421-7900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

   On September 2, 2011, Williams-Sonoma, Inc. (the “Company”) renewed its unsecured commercial letter of credit reimbursement facilities with each of Bank of America, N.A., Wells Fargo Bank, N.A. and U.S. Bank National Association (collectively, the “Banks”). These letter of credit facilities allow the Company to request the Banks to issue letters of credit on the Company’s behalf or on behalf of any of its subsidiaries up until the maturity of the agreements on August 31, 2012. The latest expiration possible for any future letters of credit issued under the facilities is now January 28, 2013. The aggregate credit available under the facilities remains $90,000,000. The Company also has a $300,000,000 unsecured revolving line of credit with Bank of America, N.A., Wells Fargo Bank, N.A. and U.S. Bank National Association, among others.

   The letter of credit facilities contain certain restrictive loan covenants that are consistent with the Company’s unsecured revolving line of credit, including, among others, a financial covenant requiring a maximum leverage ratio (funded debt adjusted for lease and rent expense to earnings before interest, income tax, depreciation, amortization and rent expense “EBITDAR”) of 3.5 to 1.0, and covenants limiting the Company’s ability to dispose of assets, make acquisitions, be acquired (if a default would result from the acquisition), incur indebtedness, grant liens and make investments. The Company’s obligations under the letter of credit facilities are guaranteed by certain of the Company’s U.S. subsidiaries.

   The letter of credit facilities also contain events of default that include, among others, non-payment of drawings under letters of credit or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross defaults to material indebtedness and events constituting a change of control. The occurrence of an event of default will result in the imposition of interest on unreimbursed amounts at the lender’s prime rate (or if greater, the average rate on overnight federal funds plus one-half of one percent) plus 2.0%, and could result in the acceleration of the Company’s obligations under the letter of credit facilities, an obligation of the Company to deposit with the Banks as collateral an amount equal to all outstanding letters of credit, and an obligation of any or all of the Company’s subsidiaries that have guaranteed the letter of credit facilities to pay the full amount of the Company’s obligations under the letter of credit facilities.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

   The disclosure set forth under Item 1.01 of this Current Report is incorporated by reference herein.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: September 8, 2011	By:	/s/ Sharon L. McCollam
Sharon L. McCollam Executive Vice President, Chief Operating and Chief Financial Officer

3